EXHIBIT 99.1
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EPICEPT CORPORATION

Contacts

EPICEPT CORPORATION:                           INVESTORS:
Robert W. Cook                                 LIPPERT/HEILSHORN &
(914) 606-3500 ASSOCIATES                      Kim Sutton Golodetz
rcook@epicept.com                              (212) 838-3777
                                               kgolodetz@lhai.com

MEDIA:                                         or
FEINSTEIN KEAN HEALTHCARE
Greg Kelley                                    Bruce Voss
(617) 577-8110                                 (310) 691-7100
gregory.kelley@fkhealth.com                    bvoss@lhai.com



           EpiCept Announces Resignation of Board Member Gert Caspritz

TARRYTOWN, N.Y. (MARCH 5, 2008) - EpiCept Corporation (Nasdaq and OMX Nordic
Exchange: EPCT) today announced that Gert Caspritz has resigned from the Company's Board of Directors, effective March 6, 2008. Dr. Caspritz, a general partner of TVM Capital, has been a member of the Company's Board since 1999 and served as EpiCept's Chairman from July 2002 until December 2004.

"On behalf of EpiCept and its shareholders, I would like to thank Gert for his many contributions to the Company and its Board of Directors. TVM was one of the founding venture capital investors in EpiCept and we appreciate their loyal support during the time when we were a private company, and Gert's ongoing contributions as a Board member as a public company. We completely understand that he needs to devote his energies going forward towards the portfolio of private equity investments that he directly oversees," remarked Jack Talley, President and CEO of EpiCept.

ABOUT EPICEPT CORPORATION
EpiCept is focused on unmet needs in the treatment of pain and cancer. The Company's broad portfolio of pharmaceutical product candidates includes several pain therapies in clinical development and a lead oncology compound for AML with demonstrated efficacy in a Phase III trial; a marketing authorization application for this compound is approaching a decision in Europe. In addition, EpiCept's ASAP technology, a proprietary live cell high-throughput caspase-3 screening technology, can efficiently identify new cancer drug candidates and molecular targets that selectively induce apoptosis in cancer cells. Two oncology drug candidates currently in clinical development that were discovered

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using this technology have also been shown to act as vascular disruption agents in a variety of solid tumors.

FORWARD-LOOKING STATEMENTS
This news release and any oral statements made with respect to the information contained in this news release, contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements which express plans, anticipation, intent, contingency, goals, targets, future development and are otherwise not statements of historical fact. These statements are based on EpiCept's current expectations and are subject to risks and uncertainties that could cause actual results or developments to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Factors that may cause actual results or developments to differ materially include: the risk that Ceplene will not receive regulatory approval or marketing authorization in the EU or that any appeal of an adverse decision in the EU will not be successful, the risk that Ceplene, if approved, will not achieve significant commercial success, the risks associated with our need to raise additional financing to continue to meet our capital needs and our ability to continue as a going concern, the risk that Myriad's development of Azixa will not be successful, the risk that Azixa(TM) will not receive regulatory approval or achieve significant commercial success, the risk that we will not receive any significant payments under our agreement with Myriad, the risk that the development of our other apoptosis product candidates will not be successful, the risk that our ASAP technology will not yield any successful product candidates, the risk that clinical trials for NP-1 or EPC 2407 will not be successful, that NP-1 or EPC 2407 will not receive regulatory approval or achieve significant commercial success, the risk that our other product candidates that appeared promising in early research and clinical trials do not demonstrate safety and/or efficacy in larger-scale or later stage clinical trials, the risk that EpiCept will not obtain approval to market any of its product candidates, the risks associated with dependence upon key personnel, the risks associated with reliance on collaborative partners and others for further clinical trials, development, manufacturing and commercialization of our product candidates; the cost, delays and uncertainties associated with our scientific research, product development, clinical trials and regulatory approval process; our history of operating losses since our inception; competition; litigation; risks associated with prior material weaknesses in our internal controls; and risks associated with our ability to protect our intellectual property. These factors and other material risks are more fully discussed in EpiCept's periodic reports, including its reports on Forms 8-K, 10-Q and 10-K and other filings with the U.S. Securities and Exchange Commission. You are urged to carefully review and consider the disclosures found in EpiCept's filings which are available at www.sec.gov or at www.epicept.com. You are cautioned not to place undue reliance on any forward-looking statements, any of which could turn out to be wrong due to inaccurate assumptions, unknown risks or uncertainties or other risk factors.

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EPCT-GEN
*Azixa is a registered trademark of Myriad Genetics, Inc.